Exhibit 32.1

Joint Certification of Principal Executive Officer and Principal Financial Officer Required by Exchange Act Rule 13a-14(b)

In connection with the Quarterly Report of Xethanol Corporation (the “Company”) on Form 10-QSB for the quarters ended March 31, 2006 and 2005 as filed with the Securities and Exchange Commission (the “Report”), we, Christopher d’Arnaud-Taylor, President and Chief Executive Officer, and Lawrence Bellone, Principal Financial Officer and Principal Accounting Officer, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 15, 2006

/s/ Christopher d’Arnaud-Taylor

Christopher d’Arnaud-Taylor
President and Chief Executive Officer

/s/ Lawrence Bellone

Lawrence Bellone
Principal Financial Officer